Exhibit 2.1

JOINT VENTURE TERMINATION AGREEMENT

This JOINT VENTURE TERMINATION AGREEMENT (the “Agreement”) is made as of November 21, 2011 by and between Express MD Solutions LLC, a Delaware limited liability company (the “Company”), EncounterCare Solutions, Inc. (“EncounterCare”) and Authentidate Holding Corp.( “Authentidate”).

WHEREAS, Authentidate and EncounterCare are parties to that certain Joint Venture Agreement, dated May 16, 2008 (the “JV Agreement”) and that certain Limited Liability Company Agreement of the Company, dated as of July 2, 2008 (the “LLC Agreement”) and are the holders of all of the equity interest in the Company; and

WHEREAS, the parties wish to terminate the JV Agreement and, in connection therewith, (i) EncounterCare desires to transfer and assign its entire equity interest in the Company, consisting of fifty (50) Membership Interests (as defined in the LLC Agreement) (the “Interest”) to Authentidate, (ii) EncounterCare and Authentidate desire to enter into certain licensing arrangements as described herein and (iii) in consideration of the foregoing, Authentidate agrees to make certain payments to EncounterCare, in each case as provided in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”).

Section 2. Transactions at Closing.

(a) Transfer of Interest. On the terms and subject to the conditions of this Agreement, at the Closing, EncounterCare shall cause to be assigned, transferred and delivered to Authentidate the Interest, free and clear of any liens, encumbrances or other restrictions, except as set forth in the LLC Agreement. Each of the Company, EncounterCare and Authentidate hereby agree that the Interest is fully vested and not subject to any right of repurchase in favor of the Company. Following the Closing, the Company shall record the transfer of the Interest to Authentidate in its books and records.

(b) License Agreement. The parties shall execute and deliver the Intellectual Property License and Supply Agreement, substantially in the form attached hereto as Exhibit A (the “License Agreement”).

(c) Termination of Agreements.

(i) Effective as of the Closing Date, the parties hereby agree that the JV Agreement shall be terminated pursuant to Section 8.2(d) of the JV Agreement. Notwithstanding the foregoing, Section 8.2(e) of the JV Agreement

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

shall not be applicable to the transactions contemplated hereby and shall have no further effect. The parties acknowledge and agree (i) that the Company shall continue to operate and exist and, as of the Closing Date, shall be a wholly-owned subsidiary of Authentidate and (ii) no cash or assets shall be distributed by the Company as a result of the termination of the JV Agreement.

(ii) Effective as of the Closing Date, EncounterCare shall cease to be a Member of the Company (as defined in the LLC Agreement) and shall have no further rights or obligations pursuant to the LLC Agreement. All members of the Board of Managers (as defined in the LLC Agreement) nominated by EncounterCare and the current Managing Director of the Company shall be deemed removed from such positions as of the Closing Date. EncounterCare acknowledges that, as the sole remaining Member of the Company, Authentidate may amend the LLC Agreement without EncounterCare’s consent.

(d) Payment. In consideration of the transfer of the Interest, the License Agreement and the other consideration provided for herein, Authentidate shall deliver to EncounterCare an aggregate payment equal to $1,000,000 (the “Cash Payment”) and 1,500,000 shares of Authentidate’s common stock (the “Authentidate Stock”).

(i) The Cash Payment shall be payable as follows:

(A) $50,000.00 has been paid prior to the date hereof by Authentidate to an account designated by EncounterCare and EncounterCare hereby acknowledges receipt of such funds;

(B) $475,000.00 payable at the Closing by wire transfer of immediately available funds;

(C) $200,000.00 shall be paid by Authentidate to EncounterCare on or prior to April 1, 2012; and

(D) $275,000.00 shall be paid by Authentidate to EncounterCare on or prior to October 1, 2012.

(ii) The Authentidate Stock shall be delivered to EncounterCare at the Closing.

Section 3. Closing Deliveries; Form of Payment. At the Closing:

(a) EncounterCare shall execute and deliver to Authentidate (i) this Agreement, (ii) the License Agreement, (iii) that certain Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement” and together with the License Agreement, the “Transaction Agreements”) and (iv) the certificates and other deliverables specified in Section 6(a);

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) Authentidate shall execute and deliver to EncounterCare (i) this Agreement, (ii) the License Agreement, (iii) the Registration Rights Agreement and (iv) the other deliverables specified in Section 6(b). In addition, at the Closing, Authentidate shall cause (A) that portion of the Cash Payment payable on the Closing Date pursuant to Section 2(d)(i)(B) hereof to be delivered to the EncounterCare to the account specified in Schedule 1 by wire transfer of immediately available funds and (B) the delivery of a certificate representing 1,500,000 shares of Authentidate Stock to be delivered to, and in the name of, EncounterCare.

Section 4. Representations and Warranties of Authentidate. Authentidate represents and warrants to the Company and EncounterCare, as of the Closing Date, as follows:

(a) Authentidate has all requisite legal and, if applicable, corporate power and authority to execute and deliver this Agreement and the Transaction Agreements, to accept the Interest hereunder and to carry out and perform its obligations under the terms of this Agreement and the Transaction Agreements.

(b) This Agreement and the Transaction Agreements have been duly executed and delivered by Authentidate and constitute the valid and binding obligation of Authentidate, enforceable in accordance with their respective terms.

(c) All action on the part of Authentidate necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Agreements by Authentidate and the performance of Authentidate’s obligations hereunder and thereunder has been taken.

(d) The execution and delivery of this Agreement and the Transaction Agreements by Authentidate do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (i) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, claim or encumbrance on any of the properties or assets of Authentidate under, any provision of any contract to which Authentidate is a party or by which any of its property or assets are bound or Authentidate’s organizational documents or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Authentidate is subject.

(e) No person or entity will have, as a result of the transactions contemplated by this Agreement or the Transaction Agreements, any valid right, interest or claim against or upon EncounterCare, the Company or any other person or entity for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Authentidate.

(f) Authentidate is acquiring the Interest for investment for Authentidate’s own account only and not with a view to, or for resale in connection with, any “distribution” of the Interest within the meaning of the Securities Act. Authentidate is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Interest.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(g) Authentidate understands that the Interest has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Authentidate’s investment intent as expressed herein.

(h) As of the date hereof, the authorized capital stock of Authentidate consists of 75,000,000 shares of Authentidate Stock. As of November 15, 2011, (i) 52,253,905 shares of Authentidate Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and (ii) 14,507,066 shares are reserved for future issuance pursuant to authorized issued stock options pursuant to Authentidate’s stock compensation plans and warrants issued to various parties. All shares of Authentidate Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The shares of Authentidate Stock to be issued pursuant to Section 3(b)(B): (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Authentidate’s Certificate of Incorporation or Bylaws or any agreement to which Authentidate is a party or is bound and (ii) will, when issued (based upon the representations of EncounterCare), be exempt from registration under the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and exempt from registration under applicable Blue Sky Laws.

Section 5. Representations and Warranties of EncounterCare. EncounterCare hereby represents and warrants to Authentidate and the Company, as of the Closing Date, as follows:

(a) EncounterCare has all requisite legal and, if applicable, corporate power and authority to execute and deliver this Agreement and the Transaction Agreements, to transfer the Interest hereunder and to carry out and perform its obligations under the terms of this Agreement and the Transaction Agreements. This Agreement and the Transaction Agreements have been duly executed and delivered by EncounterCare and constitute the valid and binding obligation of EncounterCare, enforceable in accordance with their respective terms.

(b) The execution and delivery of this Agreement and the Transaction Agreements by EncounterCare do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (i) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, claim or encumbrance on any of the properties or assets of EncounterCare under, its organizational documents or any provision of any contract to which EncounterCare is a party or by which any of its property or assets are bound or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which EncounterCare is subject.

(c) EncounterCare has good and valid title to the Interest, and has the absolute right to sell, assign, convey, transfer and deliver the Interest being sold by EncounterCare

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

hereunder, free and clear of all liens, security interest, pledges, claims, and encumbrances of any kind, except for such liens, security interest, pledges, claims and encumbrances set forth in the LLC Agreement. Assuming that Authentidate has the requisite power and authority to be the lawful owner of the Interest, delivery of the Interest as required by this Agreement will pass good and valid title to the Interest, free and clear of all liens, security interests, pledges, claims and encumbrances of any kind, except for such liens, security interests, pledges, claims and encumbrances set forth in the LLC Agreement.

(d) All action on the part of EncounterCare necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Agreements by EncounterCare, the transfer of the Interest and the performance of EncounterCare’s obligations under this Agreement and the Transaction Agreements including, without limitation, the approval of its board of directors and shareholders, to the extent required, has been taken.

(e) No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with EncounterCare, is required by or with respect to EncounterCare in connection with the execution and delivery of this Agreement or the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

(f) EncounterCare agrees, to the fullest extent permitted by law, that neither the Company, Authentidate, nor any of their affiliates or respective directors, officers, employees, agents, advisors or representatives shall have any liability or responsibility whatsoever to EncounterCare on any basis (including, without limitation, in contract or tort, under federal or state laws or otherwise) based upon any representations or warranties made by Authentidate, the Company or any of their agents or representatives that are not specifically contained in this Agreement.

(g) EncounterCare has not taken action, or purported to take any action, on behalf of the Company which would result in any liability, obligation or encumbrance upon the Company or Authentidate, except as set forth in the LLC Agreement and as otherwise reflected in the Company’s books and records.

(h) None of EncounterCare or its officers, directors or affiliates owns or controls any ownership interest in Authentidate and no stockholder of Authentidate, to the knowledge of EncounterCare (i) owns more than 4.99% of the voting interests of EncounterCare or (ii) if EncounterCare were to distribute the Authentidate Stock, would be entitled to receive more than 4.99% of the Authentidate Stock.

(i) EncounterCare (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transfer of the Interest, (iii) has independently and without reliance upon Authentidate, and based on such information and the advice of such advisors as EncounterCare has deemed appropriate, made its own analysis and decision to enter into this Agreement. EncounterCare acknowledges that neither Authentidate nor its affiliates is acting as a fiduciary or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

financial or investment adviser to EncounterCare, and has not given EncounterCare any investment advice, opinion or other information on whether the transfer of the Interest is prudent. EncounterCare acknowledges that (A) Authentidate currently may have, and later may come into possession of, information with respect to the Company that is not known to EncounterCare and that may be material to a decision to transfer the Interest (“EncounterCare Excluded Information”), (B) EncounterCare has determined to transfer the Interest notwithstanding its lack of knowledge of the EncounterCare Excluded Information and (C) Authentidate shall have no liability to EncounterCare, and EncounterCare waives and releases any claims that it might have against Authentidate whether under applicable securities laws or otherwise, with respect to the nondisclosure of the EncounterCare Excluded Information in connection with the transfer of the Interest and the transactions contemplated by this Agreement. EncounterCare understands that Authentidate will rely on the accuracy and truth of the foregoing representations, and EncounterCare hereby consents to such reliance.

(j) Except for EncounterCare’s entitlement to receive the Purchase Price pursuant to Section 2, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Authentidate, the Company or any other person or entity for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of EncounterCare.

(k) EncounterCare understands that the shares of Authentidate Stock constitutes “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, EncounterCare must hold the Authentidate Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. EncounterCare acknowledges that, except as set forth in the Registration Rights Agreement, Authentidate has no obligation to register or qualify the Authentidate Stock for resale. In the event the Authentidate Stock is not registered pursuant to the Registration Rights Agreement and such stock can be transferred pursuant to SEC Rule 144, Authentidate will bear the cost of any legal opinion required in connection with such transfer. EncounterCare further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for the Authentidate Stock. All certificates representing such shares of Authentidate Stock shall bear, in addition to any other legends required under applicable securities laws, the following legend, except that such certificates shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company (which opinion will be obtained at the Company’s expense if such legend has not been removed prior to the one year anniversary of the date hereof), such legend is not required in order to establish compliance with any provisions of the Securities Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration.”

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(l) There is no person holding any claim of any nature against EncounterCare or the Company arising out of or in connection with the operation of the Company’s business. Neither EncounterCare nor the Company has been, or is subject to, any past, pending or, to the knowledge of EncounterCare, threatened litigation, proceeding or administrative investigation, with respect to the Company’s business. To the knowledge of EncounterCare, neither EncounterCare nor the Company has violated any federal, state or local law, statute, ordinance, rule, regulation, order or decree with respect to the operation of the Company’s business, and neither EncounterCare nor the Company has received any notice of any violation of any federal, state or local law, statute, ordinance, rule, regulation, order or decree with respect to the operation of the Company’s business.

(m) To the knowledge of EncounterCare, there are no events or conditions concerning the Company that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, or operations, of the Company nor has there been any event which may reasonably be expected to have a material adverse effect on any of the foregoing, or to the ability of EncounterCare to consummate timely the transactions contemplated hereby and there are no material liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) to which the Company is exposed.

(n) There are no outstanding powers of attorney executed by or on behalf of EncounterCare or any of its officers, directors or affiliates relating to the Company or its business.

Section 6. Conditions to Closing.

(a) The obligations of Authentidate at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

(i) The representations and warranties of EncounterCare contained in Section 5 shall be true on and as of the Closing.

(ii) EncounterCare shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iii) The Chief Executive Officer of EncounterCare shall deliver to Authentidate at the Closing a certificate stating that the conditions specified in Sections 6.1(a)(i) and 6.1(a)(ii) have been fulfilled.

(iv) EncounterCare shall have delivered to Authentidate a certificate of the Secretary of EncounterCare with respect to the resolutions of EncounterCare’s Board of Directors and stockholders, if applicable, relating to the transactions contemplated hereby and the authority and the signatures of the individuals executing this Agreement and the Transaction Agreements on behalf of EncounterCare, in a form reasonably acceptable to Authentidate.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(v) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Authentidate, and Authentidate shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(vi) EncounterCare shall have executed and delivered each of the other Transaction Agreements.

(vii) EncounterCare shall have delivered the original certificate representing the Interest to Authentidate or an affidavit of loss thereof, in a form reasonably acceptable to Authentidate.

(viii) EncounterCare shall have provided to Authentidate on November 18, 2011 the software, specifically including the following applications and devices: [****]; [****]; [****]; and [****] and [****], as well as the most recent version of the source code, object code, compiled code, and annotations to the source code (including software for the Electronic House Call Product as designed, developed and marketed by Cybercare, EncounterCare and/or the Company just prior to the Closing Date (“Electronic House Call Product”) and all web services and web based applications), hardware designs, firmware, system designs, documentation, all other information relating to the foregoing, and all data obtained by Cybercare and EncounterCare regarding any product studies and test results for all applications and uses of the Licensed Patents (as defined in the License Agreement) and/or Licensed Products (as defined in the License Agreement), including, without limitation for the Electronic House Call Product designed and manufactured in accordance with the versions of the Licensed Materials (as defined in the License Agreement) as are in existence on the Closing Date and which have been provided to Licensee by EncounterCare and/or its affiliates prior to the Closing Date and copies of all agreements relating to ownership of or license to each of the foregoing and the Licensed Patents by EncounterCare and/or Cybercare.

(b) The obligations of EncounterCare at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

(i) The representations and warranties of Authentidate contained in Section 4 shall be true on and as of the Closing.

(ii) Authentidate shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(iii) The Chief Executive Officer of Authentidate shall deliver to EncounterCare at the Closing a certificate stating that the conditions specified in Sections 6.1(b)(i) and 6.1(b)(ii) have been fulfilled.

(iv) Authentidate shall have delivered to EncounterCare a certificate of the Secretary of Authentidate with respect to the resolutions of Authentidate’s Board of Directors and stockholders, if applicable, relating to the transactions contemplated hereby and the authority and the signatures of the individuals executing this Agreement and the Transaction Agreements on behalf of Authentidate, in a form reasonably acceptable to EncounterCare.

(v) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to EncounterCare, and EncounterCare shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(vi) Authentidate shall have executed and delivered each of the other Transaction Agreements.

(vii) Authentidate shall have delivered that portion of the Cash Payment due at the Closing and shall have delivered a certificate for the Authentidate Stock.

Section 7. Covenants.

(a) Mutual Release. Each of Authentidate and EncounterCare (in such capacity, a “Releasor”), in consideration of the agreements made herein, agrees to forever release, cancel, forgive and forever discharge the other, each of its predecessors, parent corporations, holding companies, subsidiaries, divisions, affiliates (including, in the case of Authentidate, the Company), officers, directors, managers, members, employees, consultants, representatives, designees, agents, equity holders, heirs, successors and assigns in all capacities whatsoever (the “Released Parties”) and the heirs, executors, administrators, successors and assigns of the Released Parties from any and all claims arising by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including, but not limited to, claims arising under the JV Agreement and the LLC Agreement, and all debts, obligations, claims, demands, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, losses, earnings, costs, expenses, injuries, judgments, extents, executions or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorney’s fees), reimbursements or costs of any kind including, without limitation, in the case of Authentidate as Releasor, all claims with respect to advances made prior to the Closing Date by Authentidate on behalf of EncounterCare for expenses of the Company, and each party, as a Releasor does specifically, waive any claim or right to assert any cause of action or alleged cause of action or claim or demand that has, through oversight or error, intentionally or unintentionally or through a

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mutual mistake, been omitted from this Agreement; provided, neither party releases any claims arising pursuant to this Agreement or the other Transaction Agreements. Each Releasor understands and agrees, in compliance with all applicable laws that require a specific release of unknown claims or benefits, that this Agreement includes a release of unknown claims and Releasor hereby expressly waives and relinquishes all claims, rights or benefits that Releasor may have which are unknown to Releasor at the time of the execution of this Agreement. Each Releasor acknowledges that it may discover facts different from or in addition to those which he now knows or believes to be true and that this Agreement and the waiver and release set forth herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

(b) Non-Disclosure.

(i) The parties represent and agree that they will not discuss or disclose, or authorize their agents or employees to discuss or disclose, directly or indirectly, or in response to an inquiry from a third party, the substance or terms of this Agreement or the other Transaction Agreements; provided, however, that the parties may disclose these matters to their attorneys or to any government authority such information as is necessary in connection with the preparation and filing of any corporate documents including reports filed by Authentidate pursuant to the Securities Exchange Act of 1934, as amended, and the regulations adopted thereunder by the Securities and Exchange Commission. This prohibition shall not apply to requests for information by any governmental agency or court of competent jurisdiction or subpoenas issued by such agency or court nor shall it apply to any action to enforce this Agreement; provided, however, each party shall give the other party at least ten (10) days’ notice if any information is to be disclosed to a third party pursuant to the last sentence of this Section 7(b).

(ii) EncounterCare shall not (and shall use all reasonable best efforts to ensure that each of its affiliates shall not) use, copy, reproduce or transfer, and shall keep strictly confidential (and shall use reasonable best efforts to ensure that its officers, employees, agents and professional and other advisers keep confidential), any Authentidate Confidential Information which it may have or acquire before or after the Closing Date other than:

(A) information which is independently developed by EncounterCare without reference to the Authentidate Confidential Information;

(B) information which was in the possession of EncounterCare without confidentiality restriction prior to its disclosure hereunder;

(C) information acquired by EncounterCare from a third party to the extent that it is acquired with the right to disclose the same; or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(D) information which is at the date of disclosure within the public domain (otherwise than as a result of a breach of this Agreement.

As used herein, “Authentidate Confidential Information” shall mean all information relating to the business, products, affairs, performance and finances of Authentidate, the Company, or any of their respective affiliates which is confidential to them or treated by them as such and trade secrets (including, without limitation, technical data and know-how) relating to the business of Authentidate, the Company and its affiliates or any of their suppliers, clients or customers.

(c) Non-Disparagement. Authentidate and EncounterCare agree that they shall not take any actions, make any statements, public or non-public, which are in any way damaging or disparaging to the reputation or image of the other party.

(d) Relationship of Parties. Neither EncounterCare, on the one hand, nor Authentidate and the Company, on the other, shall hold itself out as an agent or affiliate of the other following the Closing Date.

(e) Trademark Option. Within ninety (90) days immediately prior to the fifth (5th) anniversary of the Closing Date, Authentidate shall assign and transfer the trademark “EXPRESSMD” (“Trademark”) to EncounterCare. Authentidate shall have a period of ninety (90) days following the assignment of the Trademark to transition away from and cease using the Trademark.

(f) Operation of Business Prior to Closing. From the date of this Agreement to and including the Closing, EncounterCare shall: (i) use commercially reasonable efforts to ensure that the Company conducts its business in the ordinary course consistent with past practice, (ii) cause the Company not to make any payments (directly to or for the benefit of) to either party or any of their respective affiliates or to enter into or amend any agreement with either party or any of their respective affiliates without the consent of other party (which shall not be unreasonably withheld); (iii) not take or permit any action which would result in any representation or warranty made by it becoming incorrect or untrue in any respect, (iv) preserve and maintain the goodwill of the Company, including without limitation, preserving all current relationships with suppliers, customers and others having business dealings with it and (v) not purchase, sell, lease or dispose of any asset of the Company or subject any of the assets of the Company to any lien, security interest or other encumbrance.

Section 8. Indemnification.

(a) Each of EncounterCare and Authentidate (in such capacity, an “Indemnitor”) shall indemnify and hold harmless, and at the other party’s request defend, the other party hereto and its affiliates, successors and assigns (and its and their officers, directors, employees, sublicensees, customers and agents) (an “Indemnified Party”) from and against any and all claims, losses, liabilities, damages, settlements, expenses and costs (including, without limitation, attorneys’ fees and court costs) (“Losses”) which arise out of or relate to (i) any

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

breach (or claim or threat thereof that, if true, would be a breach) of this Agreement or the other Transaction Agreements by the Indemnitor, including, without limitation, any breach or alleged breach of any representation or warranty of Indemnitor set forth in this Agreement or any other Transaction Agreement or (ii) any breach of any covenant of Indemnitor contained in this Agreement or any other Transaction Agreement.

(b) Upon notice to EncounterCare, Authentidate may in good faith set off up to $250,000 of Losses, in the aggregate, to which it reasonably believes it is entitled under this Section 8 against any portion of the Cash Payment otherwise payable by Authentidate to EncounterCare hereunder; provided, Authentidate may only exercise such right of set off to the extent such Losses result from a breach by EncounterCare of the representations set forth in Sections 5(a)-(e) and 5(j) or, to the extent a breach of Section 5(g), 5(m) or 5(n) results in Losses of at least $25,000, Sections 5(g), 5(m) and 5(n). Neither the exercise, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit Authentidate in any manner in the enforcement of any other remedies that may be available to it.

(c) The representations and warranties of the parties hereunder shall survive the Closing.

(d) Absent fraud, bad faith or willful misconduct, in no event shall either party’s aggregate liability under this Section 8 exceed the amount of the Cash Payment and the Authentidate Stock.

Section 9. Expenses; Transfer Taxes. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. All transfer taxes applicable to the transfer of the Interest shall be paid by Authentidate. Each party shall use reasonable efforts to avail itself of any available exemptions from any such taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

Section 10. Company Compliance. The Company is a party to this Agreement solely for the purposes of Section 2(a) and makes no representation or warranty as to the legality of the transfer of the Interest hereunder; provided, however, that nothing in this Section 10 shall in any way limit the Company’s right to claim any benefits inuring to it under any other sections of this Agreement.

Section 11. Amendments; Waivers. This Agreement may be amended only by an instrument in writing signed by the parties hereto. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of complete compliance with the representations, warranties, covenants, and agreements contained herein by the other party absent a writing to such effect and no waiver shall be binding unless in writing and signed by the party making the waiver. A waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 13. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement.

Section 14. Term; Termination. This Agreement may be terminated prior to the Closing Date (i) by the mutual written agreement of Authentidate and EncounterCare or (ii) if the Closing has not occurred by December 9, 2011.

Section 15. Entire Agreement. This Agreement and the other Transaction Agreements contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangement or understanding with respect thereto.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 17. Governing Law; Jurisdiction. All of the terms of this Agreement and the duties, rights and remedies of the parties to it and any and all matters arising directly or indirectly herefrom and therefrom shall be governed by and construed according to the laws of the State of New Jersey without respect to the conflicts of law provisions thereof. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive personal jurisdiction and venue of the state and federal courts in New Jersey (and of the appropriate appellate courts from any of the foregoing) in connection with any proceeding directly or indirectly arising out of or relating to this Agreement; provided that a party to this Agreement shall be entitled to enforce an order or judgment of such court in any United States or foreign court having jurisdiction over the other party hereto, (ii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iii) agrees not to commence any proceeding other than in such courts and (iv) agrees that service of any summons, complaint, notice or other process relating to any proceeding in connection herewith may be effected in the manner provided for the giving of notice hereunder as set forth in Section 18 below. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it or he may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement.

Section 18. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered to a party at the address set forth below the party’s name on the signature pages hereto, or at such other address as to which such party may inform the other party in

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

writing in accordance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by express overnight courier service or certified or registered mail, return receipt requested) or transmitted by facsimile (with a copy delivered by one of the other methods of delivery), be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

Section 19. Partial Invalidity. If any term or provision of this Agreement is at any time held to be invalid by any court of competent jurisdiction, such invalidity shall not affect the remaining terms and provisions of this Agreement, which shall continue to be in full force and effect.

Section 20. Interpretation. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

COMPANY:

EXPRESS MD SOLUTIONS LLC

By:	/s/ Ronald W. Mills
Name:
Title: Managing Partner

By:
Name:
Title:

ENCOUNTERCARE:

ENCOUNTERCARE SOLUTIONS, INC.

By:	/s/ Ronald W. Mills
Name:
Title:	President
Address:

AUTHENTIDATE:

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O. Benjamin
Title:	CEO
Address:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]